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                                                            Exhibit 4.5-C

                              CERTIFICATE OF TRUST

                                       OF

                        DUKE CAPITAL FINANCING TRUST VI



          THIS Certificate of Trust of Duke Capital Financing Trust VI (the "Trust"), dated as of August 24, 1999, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.).
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          1.  Name.  The name of the business trust formed hereby is Duke
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Capital Financing Trust VI.

          2.  Delaware Trustee.  The name and business address of the trustee of
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the Trust with a principal place of business in the State of Delaware are Chase
Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

          3.  Effective Date.  This Certificate of Trust shall be effective upon
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filing.


          IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                  CHASE MANHATTAN BANK DELAWARE,
                                  not in its individual capacity but
                                  solely as trustee of the Trust



                                  By: /s/ John J. Cashin
                                      ----------------------------
                                      Name:  John J. Cashin
                                      Title: Vice-President